EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: May 26, 2015

VECTOR CAPITAL IV, L.P.
By:	Vector Capital Partners IV, L.P., its General Partner
By:	Vector Capital, L.L.C., its General Partner

By:	/s/ Alexander R. Slusky
Name:	Alexander R. Slusky
Title:	Managing Member

VECTOR CAPITAL PARTNERS IV, L.P.
By:	Vector Capital, L.L.C., its General Partner

By:	/s/ Alexander R. Slusky
Name:	Alexander R. Slusky
Title:	Managing Member

VECTOR ENTREPRENEUR FUND III, L.P.
By:	Vector Capital Partners III, L.P., its General Partner
By:	Vector Capital, L.L.C., its General Partner

By:	/s/ Alexander R. Slusky
Name:	Alexander R. Slusky
Title:	Managing Member

VECTOR CAPITAL PARTNERS III, L.P.
By:	Vector Capital, L.L.C., its General Partner

By:	/s/ Alexander R. Slusky
Name:	Alexander R. Slusky
Title:	Managing Member

VECTOR CAPITAL, L.L.C.

By:	/s/ Alexander R. Slusky
Name:	Alexander R. Slusky
Title:	Managing Member

ALEXANDER R. SLUSKY

By:	/s/ Alexander R. Slusky
Name:	Alexander R. Slusky

5